Exhibit 99.1

NEWS RELEASE

ATI Inc.	Investor Contact:	Media Contact:

Corporate Headquarters	David Weston	Natalie Gillespie

2021 McKinney Avenue	412-394-2908	412-394-2850

Dallas, TX 75201 U.S.A.	david.weston@ATImaterials.com	natalie.gillespie@ATImaterials.com

www.ATImaterials.com

ATI Announces Multi-Year $500 Million Share Repurchase Program

DALLAS, TX—February 19, 2026—ATI Inc. (NYSE: ATI) announced that its Board of Directors has authorized the additional repurchase of up to $500 million of its outstanding common stock, which the Company currently expects will support a multi-year share repurchase program in combination with the currently remaining $120 million from its prior authorization. Repurchases under the program may be made in the open market or in privately negotiated transactions, with the amount and timing of repurchases depending on market conditions and corporate needs. Open market repurchases will be structured to occur within the pricing and volume requirements of SEC Rule 10b-18. The stock repurchase program does not obligate the Company to repurchase any specific number of shares, and it may be modified, suspended, or terminated at any time by the Board of Directors without prior notice.

“This latest renewal of our stock repurchase program reflects our continuing confidence in ATI’s long-term future performance,” said President and CEO Kim Fields. “Our clear strategic focus, strong financial profile, and intentional evolution of our portfolio toward higher-value markets as an aerospace and defense leader positions ATI to deliver sustained long-term value. Responsibly returning capital to shareholders has been, and continues to be, a priority for ATI.”

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements in this news release relate to future events and expectations and, as such, constitute forward-looking statements. Forward-looking statements, which may contain such words as “anticipates,” “believes,” “estimates,” “expects,” “would,” “should,” “will,” “will likely result,” “forecast,” “outlook,” “projects,” and similar expressions, are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which we are unable to predict or control. Our performance or achievements may differ materially from those expressed or implied in any forward-looking statements due to the following factors, among others: (a) material adverse changes in economic or industry conditions generally, including global supply and demand conditions and prices for our specialty materials; (b) material adverse changes in the markets we serve; (c) our inability to achieve the level of cost savings, productivity improvements, synergies, growth or other benefits anticipated by management from strategic investments and the integration of acquired businesses; (d) volatility in the price and availability of the raw materials that are critical to the manufacture of our products; (e) declines in the value of our defined benefit pension plan assets or unfavorable changes in laws or regulations that govern pension plan funding; (f) labor disputes or work stoppages; (g) equipment outages; (h) business and economic disruptions associated with extraordinary events beyond our control, such as war, terrorism, international conflicts, public health issues, such as epidemics or pandemics, natural disasters and climate-related events that may arise in the future and (i) other risk factors summarized in our Annual Report on Form 10-K for the year ended December 29, 2024, and in other reports filed with the Securities and Exchange Commission. We assume no duty to update our forward-looking statements.

ATI: Proven to Perform.

ATI (NYSE: ATI) is a global producer of high performance materials and solutions for the global aerospace & defense markets, and critical applications in electronics, medical and specialty energy. We’re solving the world’s most difficult challenges through materials science. We partner with our customers to deliver extraordinary materials that enable their greatest achievements: their products fly higher and faster, burn hotter, dive deeper, stand stronger and last longer. Our proprietary process technologies, unique customer partnerships and commitment to innovation deliver materials and solutions for today and the evermore challenging environments of tomorrow. We are proven to perform anywhere. Learn more at ATImaterials.com.